Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT NO. 1, dated as of December 10, 2009, to the Amended and Restated Employment Agreement dated as of December 11, 2008, (the “Employment Agreement”), by and between Blyth, Inc., a Delaware corporation (the “Company”), and Robert B. Goergen (the “Executive”).

WHEREAS, the Company and the Executive desire to amend the Employment Agreement so as to extend the duration of the Initial Term, as that term is defined in the Agreement, until January 31, 2011, subject to the terms and conditions that are presently set forth in the Employment Agreement.

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. Section 1(j) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“Initial Term” shall mean the period commencing on the Effective Date and ending on the earlier of (i) January 31, 2011 (the “Scheduled Initial Term”) and (ii) the ninetieth (90th) day after the date on which a written notice of termination of the Initial Term is given by either the Executive or the Company (pursuant to a resolution adopted by the Board).

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Blyth, Inc.

By:_____________________________
Its:

The Executive:

________________________________
Robert B. Goergen